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Exhibit 1 -- Exhibit List

(1)   Exhibit List

(2) Amendment to Portfolio Management Contract between the Trust and Institutional Capital Corporation related to the Value Equity Portfolio.

(3) Portfolio Management Contract between the Trust and Geewax Terker and Co. related to the Small Capitalization Equity
      Portfolio.

(4)   Auditors Consent

(5)   Opinion of Counsel and related consent

(6)   Powers of Attorney